Exhibit 23(i)















                         CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
Lee Enterprises, Incorporated
Davenport, Iowa


     We hereby consent to the incorporation by reference in the June 20, 1996 Registration Statement on Form S-8 for the Amended and Restated 1977 Employees' Stock Purchase Plan and in the related Prospectus of our report, dated October 26, 1995, except for Note 2 as to which the date is November 9, 1995, with respect to the financial statements of Lee Enterprises, Incorporated and subsidiaries, incorporated by reference in the Annual Report on Form 10-K of Lee Enterprises, Incorporated and subsidiaries for the year ended September 30, 1995.

                                                Sincerely,




                                                /s/ MCGLADREY & PULLEN, L.L.P.






Davenport, Iowa
June 20, 1996